EXHIBIT 10.2

                   Summer Property Option Agreement Amendment
Between:

                          Enwin Resources the optionee

                                       &

                           Cadre Capital the optionor

                                                                  March 11, 2004

The following option amendment agreement directly effect an agreement between Enwin Resources and Cadre Capital regarding the Summer Property located in BC. Canada dated Jury 25, 2002.

      o   This addendum will terminate  section 1(l)  sub-section  (iii) through
          (v).

      o   This addendum will  terminate  section 1(k)  sub-section  (ii) through
          (iv).

Under this agreement Andrew Molnar the owner of Cadre Capital the owner of mineral rights to the Summer Property will maintain the existing option for Enwin to earn a 100% interest in the Summer Property.

The adjusted terms for Erwin to earn the option will apply as follows:

      o Enwin from hereon shall maintain all property maintenance fees and payments in order to keep the property in good standing with applicable mining laws governing the property.

      o Enwin must conduct an exploration work on the summer property totaling no less than $25,000 used by June 30th 2005.

      o Enwin must conduct an exploration work-program on the summer property totaling no less then $75,000 used by June 30th 2006.

      o Erwin must conduct an exploration work-program on the summer property totaling no less than $250,000 used by June 30th 2007.

Erwin agrees to engage Rio Minerals Ltd. for all and any work-programs conducted on the property, as per our discussion it is mutually agreed upon between both parties that due to Rio Minerals unavailability in 2004 an weather conditions that will affect work on the property, the next work program will be initiated in the spring of 2005.

This agreement is accompanied by an appendix which explains the reasons for the amendments mutually agreed upon by both parties.

  Per:         CadreCapital                 Per:      Enwin Resorces
               Andrew Molnar,                         Michael Bebek,
               Owner Cadre Capital                    President, Director Enwin